Exhibit 2.3

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Bill of Sale, Assignment and Assumption Agreement (the "Agreement") is made as of July 18, 2005 by and among Evoke Software Corporation, a Delaware corporation ("Seller"), and Similarity Systems Inc., a Delaware corporation ("Buyer").

      1. Definitions. Unless specifically defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the Asset Purchase Agreement dated as of July 18, 2005 by and among Similarity Vector Technologies (Sivtech) Limited, Buyer, Conversion Services International, Inc. and Seller (the "Purchase Agreement").

      2. Sale of Assets. Seller, on behalf of itself and its Affiliates, for a valuable consideration, the receipt of which is hereby acknowledged, does hereby irrevocably sell, transfer, assign, grant, convey, and deliver to Buyer effective as of the date of this Agreement the Buyer Purchased Assets free and clear of all Liens except for those Liens consented to by Buyer for the purpose of consummating the transactions contemplated by the Purchase Agreement but for which Buyer shall be entitled to the full benefits of indemnification as provided for in the Purchase Agreement..

      3. Assumption. Buyer does hereby assume and agree to pay when due, perform and discharge in accordance with all terms thereof all of the Assumed Liabilities.

      4. Miscellaneous.

            (a) The parties hereby agree that they will, from time to time, execute and deliver and have executed and delivered such further instruments of conveyance and transfer and take (or cause to be taken) all such further actions as may be reasonably required to implement and effectuate the sale of the Buyer Purchased Assets to Buyer pursuant to the Purchase Agreement and to aid and assist in the collection or reduction to possession by Buyer of all the Buyer Purchased Assets, and to facilitate the assumption and discharge of the Assumed Liabilities by Buyer.

            (b) Buyer acknowledges that the Excluded Assets and the SVT Purchased Assets are excluded from the Buyer Purchased Assets being conveyed hereby. Seller hereby acknowledges that Buyer is not assuming any Excluded Liabilities.

            (c) The warranties, covenants and promises contained in the Purchase Agreement for the sale, purchase and assumption hereby consummated shall not merge in but shall survive this Agreement and become a part hereof and shall continue in full force and effect as though set forth herein at length.

            (d) All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their legal representatives, successors and permitted assigns, respectively.

            (e) This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the domestic laws of the State of Delaware, without regard to the laws of such state as to choice or conflict of laws.

            (f) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                             [Signature Page Follow]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                 EVOKE SOFTWARE CORPORATION


                                 By:   /s/ Scott Newman
                                       ------------------------------------

                                 Name: Scott Newman
                                       ------------------------------------

                                 Title: President and Chief Executive Officer
                                       ------------------------------------

                                 SIMILARITY SYSTEMS, INC.


                                 By:   /s/ Garry Moroney
                                       ------------------------------------

                                 Name: Garry Moroney
                                       ------------------------------------

                                 Title: Chief Executive Officer
                                       ------------------------------------


                        [SIGNATURE PAGE TO BILL OF SALE]